UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2016

Trecora Resources

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33926 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
(Address of principal executive offices)

(409) 385-8300
(Registrant’s Telephone Number, Including Area Code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In accordance with Article V of Registrant’s By-Laws and by unanimous vote of Registrant’s Board of Directors, the following officer appointments were made:

Chief Financial Officer

Mr. Sami Ahmad was appointed Chief Financial Officer of the Registrant with an anticipated start date of October 1, 2016.  Mr. Ahmad, age 55, is a United States citizen who has more than 25 years of experience in finance and accounting.  From 1991 through 1998 he held various positions with ARCO Chemical Company including financial analysis, marketing, mergers and acquisitions, and investor relations.  From 1998 through 2006 he worked for Lyondell Chemical Company as Director of Investor Relations, Assistant Treasurer, Corporate Finance and Director of Corporate Development.  In December of 2007 Lyondell Chemical Company was acquired by LyondellBasell Industries, and Mr. Ahmad continued to hold the position of Director of Corporate Development.  From 2009 to 2011 he was Vice-President and Treasurer of Exterran.  He then served as Chief Financial Officer for Southwest Water Company, Inc. for approximately 10 months.  From July 2013 through August 2016, Mr. Ahmad served as the Chief Financial Officer and Board member for Armada Water Assets, Inc.  He holds an undergraduate degree in Chemical Engineering from the University of Pennsylvania and an MBA from the University of Chicago.

Mr. Ahmad’s starting base salary will be $265,000 per year.  He will also be entitled to participate in the Executive Compensation Program as outlined in the Registrant’s Proxy Statement dated April 12, 2016, with any awards considered for the 2016 calendar year pro rated as appropriate.  He will receive a car allowance and other benefits normally afforded to employees in consideration for his services.  Mr. Ahmad has no family relationship with any of the Registrant’s directors or executive officers and has not participated in any related party transactions with the Registrant.

Vice-President of Accounting and Compliance

Beginning on October 1, 2016, Ms. Connie Cook, current Chief Financial Officer of the Registrant will relinquish that title to Mr. Ahmad.  She will retain the titles of Treasurer and Secretary of the Registrant and be granted the title of Vice-President of Accounting and Compliance of the Registrant.  Ms. Cook, age 53, is a United States citizen who has over 25 years of experience with the Company in various positions with increasing responsibility.  She has a BBA Degree in Accounting from Lamar University and is a CPA.  In 1991 she began her career with the Company as the Accounting Manager of Texas Oil & Chemical Co. II, Inc. (“TOCCO”), a wholly owned subsidiary of the Registrant.  She was promoted to the Controller of TOCCO in 1996 and was the Assistant Secretary of TOCCO from 1992-2004.  In 2004 she became the Secretary/Treasurer of TOCCO and continues to hold those titles.  She was the Assistant Secretary of the Registrant from 2007-08.  In 2008 Ms. Cook became the Secretary/Treasurer of the Registrant and continues to hold those titles.  In January 2011 she was named Chief Financial Officer of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRECORA RESOURCES

Date:  September 20, 2016                                                      By: /s/ Connie Cook
                   Connie Cook, Secretary